U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          K-TRONIK INTERNATIONAL CORP.
        (Exact name of small business issuer as specified in its charter)

                        COMMISSION FILE NUMBER: 000-31639

            NEVADA                                     88-0436364
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                           290 Vincent Ave. 3rd Floor
                             Hackensack, New Jersey
                                      07601
                    (Address of principal executive offices)

                                 (201) 488-4600
                         (Registrant's telephone number)

                                LMC CAPITAL CORP.
                           Suite 2602 - 1111 Beach Ave
                           Vancouver, British Columbia
                                 Canada V6E 1T9
    (Former name, former address and former fiscal year, if changed since last report)


ITEM 4.   Changes in Registrant's Certifying Accountant

(a) Effective on May 15, 2002, the independent accountants who were previously engaged as the principal accountants to audit the Registrant's financial statements, Labonte & Company, resigned. The accountant's reports on the financial statements for the fiscal year ended December 31, 2000 neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles.

      During the Registrants two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

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      In addition, there were no reportable events as described in Item
      304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

(b) Effective on May 15, 2002, BDO Seidman, LLP was engaged to serve as the new principal accountant to audit the Registrant's financial statements.



                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        K-TRONIK INTERNATIONAL CORP.

                              By: /s/ Robert Kim
                       ________________________________
                                  Robert Kim
                            Director and President.

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May 15, 2002



Labonte & Company
Chartered Accountants
1205 - 1095 West Pender Street
Vancouver, British Columbia
Canada, V6E 2M6

May 15, 2002

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, DC 20549

Re: K-Tronik International Corp.

Dear Sir/Madame:

We are addressing this letter in connection with filing of a Form 8-K to reflect our resignation as principal accountants for K-Tronik International Corp. (formerly known as LMC Capital Corp.), a Nevada corporation, in compliance with
Item 304(a)(3) of Regulation S-B. We agree with the statements made by the Registrant in response to Item 304(a)(1) of Regulation S-B as set forth in the attached Form 8-K.

Sincerely,


/s/ R. Labonte
Labonte & Company

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